EXHIBIT 5.01


                                September 8, 1999


Worldtalk Communications Corporation
5155 Old Ironsides Drive
Santa Clara, California, 95054

Gentlemen/Ladies:

         At your request, we have examined the Registration Statement on Form S-3 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission (the "Commission") on or about September 8, 1999, in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 5,720,735 shares of your common stock (the "Stock") and will be sold by certain selling stockholders (the "Selling Stockholders"). The Stock consists of 4,054,069 shares of common stock that are presently issued and outstanding and 1,666,666 shares of common stock that are issuable upon exercise of outstanding warrants held by the Selling Stockholders (the "Warrants").

         In rendering this opinion, we have examined the following:

         (1) your registration statement on Form S-1 (File Number 33-31482) filed with and declared effective by the Commission on April 11, 1996, together with the Exhibits filed as a part thereof;

         (2) your registration statement on Form 8-A (File number 0-27886) filed with the Commission on March 4, 1996, and declared effective on April 11, 1996;

         (3) the Registration Statement, together with the Exhibits filed, as a part thereof or incorporated therein by reference;

         (4) the Prospectuses prepared in connection with the Registration Statement;

         (5) the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in your minute books that are in our possession and the minute books of Worldtalk Corporation, a California corporation, with which you were merged;

         (6) your stock records that you have provided to us (consisting of a certificate from your transfer agent verifying the number of your issued and outstanding shares of capital stock as of September 7, 1999, and a list of option and warrant holders respecting your capital and of any rights to purchase capital stock that was prepared by you and dated September 7, 1999, verifying the number of such issued and outstanding securities);

         (7) a Management Certificate addressed to us and dated of even date herewith executed by you containing certain factual and other representations;

         (8) the various stock purchase and other agreements under which the Selling Stockholders acquired the Stock, or will acquire the Stock, to be sold by them as described in the Registration Statement; and



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         (9)   Selling Stockholder  Questionnaires dated various dates in August
               and  September   1999   completed  and  signed  by  each  Selling
               Stockholder.

         By telephone call to the offices of the Commission, we have also confirmed the continued effectiveness of Worldtalk's registration under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the timely filing by you of all reports required to be filed by you pursuant to Rules 13, 14 and 15 promulgated under the Exchange Act.

         In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all natural persons executing the same, the lack of any undisclosed terminations, modifications, waivers or amendments to any documents reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

         As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from public officials and records referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

         We are admitted to practice law in the State of California, and we express no opinion herein with respect to the application or effect of the laws of any jurisdiction other than the existing laws of the United States of America and the State of California and (without reference to case law or secondary sources) the existing Delaware General Corporation Law.

         Based upon the foregoing, it is our opinion that (1) the 4,054,069 shares of Stock to be sold by the Selling Stockholders pursuant to the Registration Statement are validly issued, fully paid and nonassessable and (2) the 1,666,666 shares of Stock to be sold by the Selling Stockholders, upon exercise of the Warrants in accordance with the terms thereof and pursuant to the Registration Statement, will be validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

         This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for the your use as an exhibit to the Registration Statement for the purpose of the above sale of the Stock and is not to be relied upon for any other purpose.


                                           Very truly yours,

                                           FENWICK & WEST LLP

                                           By: /s/ Gail E. Suniga
                                               ---------------------------------
                                               Gail E. Suniga, a Partner